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                                                          EXHIBIT 23.1

                    CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the following registration statements and related prospectuses filed by IMC Global Inc. under the Securities Act of 1933 of our report dated July 23, 1997 (except Note 22, as to which the date is September 5, 1997) with respect to the consolidated financial statements of IMC Global Inc. included in this Annual Report (Form 10-K) for the year ended June 30, 1997.

                          Commission File No.

                         --------------------

                        Form S-8, No. 33-22079
                        Form S-8, No. 33-22080
                        Form S-8, No. 33-38423
                        Form S-8, No. 33-42074
                        Form S-8, No. 33-56911
                        Form S-8, No. 333-189
                        Form S-3, No. 333-04831
                        Form S-3, No. 333-27827




                                                      ERNST & YOUNG LLP
                                                      Ernst & Young LLP


Chicago, Illinois
September 23, 1997


Docket No. 100397